Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Galena Biopharma, Inc., (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the Company’s financial condition and result of operations.

/s/ Mark Ahn	/s/ Kwang S. Lee
Mark J. Ahn	Kwang S. Lee
President and Chief Executive Officer	Vice President, Finance (Principal Financial and Accounting Officer

May 14, 2012	May 14, 2012